Exhibit 10.44

MGE ENERGY, INC.

NOTICE OF GRANT OF PERFORMANCE UNITS –

Employee

MGE Energy, Inc., a Wisconsin corporation  (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the MGE Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date Shares or cash, as follows:

Participant Name:	[Name]
Number of Initial Performance Units:	[Total Units] (subject to adjustment as described in Exhibit 1 of this Grant Notice)
Grant Date:
Grant Year:
Performance Period:
Vesting Period:
Settlement Date:	Except as provided by the Performance Unit Award Agreement, the date on which the Performance Period ends.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Units Award Agreement and the Plan, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan, the Performance Units Award Agreement and the prospectus for the Plan have been received by the Participant.  The Participant represents that the Participant has read and is familiar with the provisions of the Performance Units Award Agreement and the Plan, and hereby accepts the Award subject to all of the terms and conditions of such documents.

MGE ENERGY, INC.	PARTICIPANT

By:
[Officer Name]	Signature
[Officer Title]
Date

ATTACHMENTS:

2021 Long-Term Equity Incentive Plan;

Performance Units Award Agreement;

Plan Prospectus; and

Exhibit 1- Performance Goals.

Exhibit 1

Performance Goals for Performance Units

To be determined at time of award